Dominion Minerals Commences Legal Action Against Republic of Panama

NEW YORK, March 30, 2016 / -- Dominion Minerals Corporation (Dominion) is pleased to announce that yesterday, lawyers from Akin Gump Strauss Hauer and Feld, LLP (Akin Gump) filed a Request for Arbitration against the Republic of Panama (Panama) on Dominion’s behalf.  This request was filed with the Secretary-General of the International Centre for Settlement of Investment Disputes (ICSID) under the terms of the U.S.-Panama Bilateral Investment Treaty (the U.S.-Panama BIT).  The Request for Arbitration is the result of a longstanding dispute arising from Panama’s expropriation of Dominion’s substantial investment in the Cerro Chorcha mining concession.

The Request for Arbitration sets forth Dominion’s claims as follows:

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Panama’s actions amounted to an expropriation of Dominion’s investment within the meaning of Article IV of the U.S.-Panama BIT, as they had the effect of depriving Dominion of all or substantially all of its investment in Cerro Chorcha; and

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Panama’s actions breached its obligations under Article II of the U.S.-Panama BIT to accord fair and equitable treatment to Dominion with respect to its investment in Cerro Chorcha.

Dominion has been in discussions with Panama since 2010 to attempt to resolve this dispute.  Panama has, however, refused to acknowledge its expropriation of Dominion’s investment, much less pay Dominion adequate and effective compensation.  It is for these reasons that Dominion today files its Request for Arbitration.  Dominion refuses to stand idly by and allow such abuses of state power, and the accompanying unjust enrichment, to go uncontested.

Dominion is a New York-based copper and gold exploration company with substantial investments in Panama.  Dominion first entered the Panamanian market in 2007, encouraged by the Panamanian government’s policies aimed at fostering mining activities in some of the largest untapped copper deposits in the world.  Between 2007 and 2010, Dominion invested significantly to explore the Cerro Chorcha mining concession in Panama, which was held by Cuprum Resources Corp., a Panamanian corporation which is 100% owned by Dominion.  During the course of its exploration, Dominion discovered commercial quantities of a high-grade deposit of copper, gold and silver.   The Panamanian Government subsequently took actions that expropriated Dominion’s investment in the concession without any compensation.

Such actions by the Government of Panama have resulted in various breaches of the U.S.-Panama Bilateral Investment Treaty, resulting in the total loss of Dominion’s investment, and causing it tremendous economic harm.  Dominion presently estimates that it has suffered damages in an amount not less than USD 268.3 million.

For further information or for a summary of Dominion’s dispute, along with a copy of the Request for Arbitration please contact:

Michael Stepek, Partner at Akin Gump in the Geneva, Switzerland office (mstepek@akingump.com, +41-22-888-2021).

About Dominion Minerals Corp.

Dominion Minerals Corp. is a Delaware corporation engaged in the acquisition, exploration, development and operation of mineral and natural resource properties and prospects, with the Cerro Chorcha Project in Panama as its flagship project.

For more information please visit http://www.dominionminerals.com

Forward-Looking Statement Disclaimer

This news release includes certain forward-looking statements or information. All statements other than statements of historical fact included in this release are forward-looking statements that involve various risks and uncertainties. Forward-looking statements in this news release include statements with respect to the potential mineralization and geological merits of the Company properties. There can be no assurance statements will prove to be accurate and actual results and future events could differ materially from anticipated in such statements.

Dominion Minerals Corp. disclaims any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events except as required by applicable securities legislation.

Investors are cautioned that any such statements are not guarantees of future performance and that actual results or developments may differ materially from those projected in the forward-looking statements. In addition, the Company's business and operations are subject to the risks set forth in the Company's most recent Form 10-KSB, Form 10-QSB and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. The Company assumes no obligation to update the forward-looking statements.